The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated January 29, 2016

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-199966 Dated February , 2016

JPMorgan Chase & Co. Trigger Phoenix Autocallable Optimization Securities

Linked to the lesser performing of the EURO STOXX 50® Index and the Russell 2000® Index due on or about February 11, 2026

Investment Description
Trigger Phoenix Autocallable Optimization Securities are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase") (each, a "Security" and collectively, the "Securities") linked to the lesser performing of the EURO STOXX 50® Index and the Russell 2000® Index (each an "Index" and together the "Indices"). If the closing level of each Index on a quarterly Observation Date is equal to or greater than its Coupon Barrier, JPMorgan Chase will make a Contingent Coupon payment with respect to that Observation Date. Otherwise, no coupon will be payable with respect to that Observation Date. JPMorgan Chase will automatically call the Securities early if the closing level of each Index on any quarterly Observation Date (after an initial one-year non-call period) is equal to or greater than its Initial Index Level. If the Securities are called, JPMorgan Chase will pay the principal amount plus the Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called prior to maturity and the Final Index Level of each Index is equal to or greater than both its Trigger Level and its Coupon Barrier, JPMorgan Chase will make a cash payment at maturity equal to the principal amount of your Securities, in addition to the Contingent Coupon. If the Securities are not called prior to maturity and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, JPMorgan Chase will make a cash payment at maturity equal to the principal amount of our Securities, but no Contingent Coupon will be paid. If the Final Index Level of either Index is less than its Trigger Level, JPMorgan Chase will pay you less than the full principal amount, if anything, at maturity, resulting in a loss of your principal amount that is proportionate to the decline in the closing level of the Index with the Lower Index Return (the "Lesser Performing Index") from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. You may lose some or all of your principal amount. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index. Generally, a higher Contingent Coupon Rate is associated with a greater risk of loss. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

Automatically Callable: JPMorgan Chase will automatically call the Securities and pay you the principal amount plus the Contingent Coupon otherwise due for a quarterly Observation Date (after an initial one-year non-call period) if the closing level of each Index on that quarterly Observation Date is equal to or greater than its Initial Index Level. No further payments will be made on the Securities.

Contingent Coupon: If the closing level of each Index on a quarterly Observation Date (including the Final Valuation Date) is equal to or greater than its Coupon Barrier, JPMorgan Chase will make a Contingent Coupon payment with respect to that Observation Date. Otherwise, no coupon will be payable with respect to that Observation Date.

Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called and each Index closes at or above its Trigger Level on the Final Valuation Date, JPMorgan Chase will pay you the principal amount per Security at maturity, in addition to any Contingent Coupon that may be payable as described above. If either Index closes below its Trigger Level on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount that is proportionate to the decline in the closing level of the Lesser Performing Index from the Trade Date to the Final Valuation Date. The contingent repayment of principal applies only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

	Trade Date[1]	February 5, 2016
	Original Issue Date (Settlement Date)[1]	February 10, 2016
	Observation Dates[2]	Quarterly (callable beginning February 13, 2017) (see page 4)
	Final Valuation Date[2]	February 5, 2026
	Maturity Date[2]	February 11, 2026
	[1]	Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Observation Dates, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same.
	[2]	Subject to postponement in the event of a market disruption event and as described under "General Terms of Notes — Postponement of a Payment Date" and "General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings" in the accompanying product supplement no. UBS-1a-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE LESSER PERFORMING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 6 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-1A-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
We are offering Trigger Phoenix Autocallable Optimization Securities linked to the lesser performing of the EURO STOXX 50® Index and the Russell 2000® Index. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. The Contingent Coupon Rate and the Initial Index Level, Trigger Level and Coupon Barrier for each Index will be finalized on the Trade Date and provided in the pricing supplement. The actual Contingent Coupon Rate will not be less than the bottom of the range listed below, but you should be willing to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of that range.

Index	Contingent Coupon Rate	Initial Index Level	Trigger Level*	Coupon Barrier*	CUSIP / ISIN
EURO STOXX 50® Index (Bloomberg Ticker: SX5E)	9.00% to 9.65% per annum	•	50% of the Initial Index Level	70% of the Initial Index Level	48128A244 / US48128A2446
Russell 2000® Index (Bloomberg Ticker: RTY)		•	50% of the Initial Index Level	70% of the Initial Index Level

*Rounded to two decimal places for the EURO STOXX 50® Index and rounded to three decimal places for the Russell 2000® Index

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this pricing supplement. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated November 7, 2014, product supplement no. UBS-1a-I dated November 7, 2014, underlying supplement no. 1a-I dated November 7, 2014 and this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in product supplement no. UBS-1a-I, will supersede the terms set forth in product supplement no. UBS-1a-I.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement, product supplement no. UBS-1a-I and underlying supplement no. 1a-I. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the lesser performing of the EURO STOXX 50® Index and the Russell 2000® Index		$10		$0.35		$9.65

(1)	See "Supplemental Use of Proceeds" in this pricing supplement for information about the components of the price to public of the Securities.
(2)	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us that will not exceed $0.35 per $10 principal amount Security. See "Plan of Distribution (Conflicts of Interest)" beginning on page PS-87 of the accompanying product supplement no. UBS-1a-I, as supplemented by "Supplemental Plan of Distribution" in this pricing supplement.

If the Securities priced today and assuming a Contingent Coupon Rate equal to the middle of the range listed above, the estimated value of the Securities as determined by J.P. Morgan Securities LLC, which we refer to as JPMS, would be approximately $9.488 per $10 principal amount Security. JPMS's estimated value of the Securities, when the terms of the Securities are set, will be provided by JPMS in the pricing supplement and will not be less than $9.20 per $10 principal amount Security. See "JPMS's Estimated Value of the Securities" in this pricing supplement for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-1a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-1a-I and "Risk Factors" in the accompanying underlying supplement no. 1a-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008409/e61360_424b2.pdf
♦	Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf
♦	Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

As used in this pricing supplement, the "Issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the Lesser Performing Index.

♦You are willing to accept the individual market risk of each Index and understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

♦You accept that you may not receive a Contingent Coupon on some or all of the Coupon Payment Dates.

♦You believe each Index will close at or above its Coupon Barrier on the Observation Dates and its Trigger Level on the Final Valuation Date.

♦You believe each Index will close at or above its Initial Index Level on one of the specified Observation Dates (after an initial one-year non-call period).

♦You understand and accept that you will not participate in any appreciation in the level of either Index and that your potential return is limited to the Contingent Coupons.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Indices.

♦You would be willing to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of the range indicated on the cover hereof (the actual Contingent Coupon Rate will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range listed on the cover).

♦You do not seek guaranteed current income from this investment and are willing to forgo dividends paid on the stocks included in the Indices.

♦You are willing to invest in securities that may be called early (after an initial one-year non-call period) or you are otherwise willing to hold such securities to maturity.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS, is willing to trade the Securities.

♦You understand and accept the risks associated with the Indices.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the Lesser Performing Index.

♦You are unwilling to accept the individual market risk of each Index or do not understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

♦You require an investment designed to provide a full return of principal at maturity.

♦You do not accept that you may not receive a Contingent Coupon on some or all of the Coupon Payment Dates.

♦You believe that either Index will decline during the term of the Securities and is likely to close below its Coupon Barrier on the Observation Dates and its Trigger Level on the Final Valuation Date.

♦You seek an investment that participates in the full appreciation in the level of either or both of the Indices or that has unlimited return potential.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Indices.

♦You would not be willing to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of the range indicated on the cover hereof (the actual Contingent Coupon Rate will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range listed on the cover).

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦You seek guaranteed current income from this investment or prefer to receive the dividends paid on the stocks included in the Indices.

♦You are unable or unwilling to hold securities that may be called early (after an initial one-year non-call period), or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

♦You do not understand or accept the risks associated with the Indices.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 6 of this pricing supplement, "Risk Factors" in the accompanying product supplement no. UBS-1a-I and "Risk Factors" in the accompanying underlying supplement no. 1a-I for risks related to an investment in the Securities. For more information on the Indices, please see the sections titled "The EURO STOXX 50® Index" and "The Russell 2000® Index" below.

Indicative Terms
Issuer	JPMorgan Chase & Co.
Issue Price	$10 per Security
Indices	EURO STOXX 50® Index Russell 2000® Index
Principal Amount	$10 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Term[1]	Approximately 10 years, unless called earlier
Automatic Call Feature	The Securities will be called automatically if the closing level of each Index on any Observation Date (beginning February 13, 2017) is equal to or greater than its Initial Index Level. If the Securities are called, JPMorgan Chase will pay you on the applicable Call Settlement Date a cash payment per Security equal to the principal amount plus the Contingent Coupon otherwise due for the applicable Observation Date, and no further payments will be made on the Securities.
Contingent Coupon

If the closing level of each Index is equal to or greater than its Coupon Barrier on any Observation Date, we will pay you the Contingent Coupon for that Observation Date on the relevant Coupon Payment Date.

If the closing level of either Index is less than its Coupon Barrier on any Observation Date, the Contingent Coupon for that Observation Date will not accrue or be payable, and we will not make any payment to you on the relevant Coupon Payment Date.

Each Contingent Coupon will be a fixed amount based on equal quarterly installments at the Contingent Coupon Rate, which is a per annum rate. You should be willing to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of the range set forth in "Contingent Coupon Rate" below.

Contingent Coupon payments on the Securities are not guaranteed. We will not pay you the Contingent Coupon for any Observation Date on which the closing level of either Index is less than its Coupon Barrier.

Contingent Coupon Rate	Expected to be between 9.00% and 9.65% per annum. The actual Contingent Coupon Rate will be finalized on the Trade Date and provided in the pricing supplement and will not be less than 9.00% per annum or greater than 9.65% per annum.
Contingent Coupon payments	Between $0.225 and $0.2413 per $10 principal amount Security. The actual Contingent Coupon payments will be based on the Contingent Coupon Rate and finalized on the Trade Date and provided in the pricing supplement.
Coupon Payment Dates[2]	2nd business day following the applicable Observation Date, except that the Coupon Payment Date for the Final Valuation Date is the Maturity Date
Call Settlement Dates[2]	First Coupon Payment Date following the applicable Observation Date
Payment at Maturity (per $10 Security)

If the Securities are not automatically called and the Final Index Level of each Index is equal to or greater than both its Trigger Level and its Coupon Barrier, we will pay you a cash payment at maturity per $10 principal amount Security equal to $10 plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, we will pay you a cash payment at maturity per $10 principal amount Security equal to $10, but no Contingent Coupon will be paid.

If the Securities are not automatically called and the Final Index Level of either Index is less than its Trigger Level, we will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security resulting in a loss on your principal amount proportionate to the negative Index Return of the Lesser Performing Index, equal to:

$10 × (1 + Lesser Performing Index Return)

Index Return	With respect to each Index: Final Index Level - Initial Index Level Initial Index Level
Lesser Performing Index:	The Index with the lower Index Return
Lesser Performing Index Return:	The lower of the Index Returns of the Indices
Initial Index Level	With respect to each Index, the closing level of that Index on the Trade Date
Final Index Level	With respect to each Index, the closing level of that Index on the Final Valuation Date
Trigger Level[3]	With respect to each Index, 50% of its Initial Index Level
Coupon Barrier[3]	With respect to each Index, 70% of its Initial Index Level
[1]	See footnote 1 under "Key Dates" on the front cover
[2]	See footnote 2 under "Key Dates" on the front cover
[3]	Rounded to two decimal places for the EURO STOXX 50® Index and rounded to three decimal places for the Russell 2000® Index

Investment Timeline
Trade Date	The closing level of each Index (Initial Index Level) is observed, and the Trigger Level and the Coupon Barrier of each Index and the Contingent Coupon Rate are determined.

Quarterly (callable after an initial one-year non-call period)

If the closing level of each Index is equal to or greater than its Coupon Barrier on any Observation Date, JPMorgan Chase will pay you a Contingent Coupon on the Coupon Payment Date.

The Securities will also be called if the closing level of each Index on any Observation Date (after an initial one-year non-call period) is equal to or greater than its Initial Index Level. If the Securities are called, JPMorgan Chase will pay you a cash payment per Security equal to the principal amount plus the Contingent Coupon otherwise due for the applicable Observation Date, and no further payments will be made on the Securities.

Maturity Date

The Final Index Level of each Index is determined as of the Final Valuation Date.

If the Securities have not been called and the Final Index Level of each Index is equal to or greater than both its Trigger Level and its Coupon Barrier, at maturity JPMorgan Chase will repay the principal amount equal to $10.00 per Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities have not been called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, JPMorgan Chase will repay the principal amount equal to $10.00 per Security, but no Contingent Coupon will be paid.

If the Securities have not been called and the Final Index Level of either Index is less than its Trigger Level, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount proportionate to the decline of the Lesser Performing Index, equal to a return of:

$10 × (1 + Lesser Performing Index Return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. YOU WILL BE EXPOSED TO THE MARKET RISK OF EACH INDEX AND ANY DECLINE IN THE LEVEL OF ONE INDEX MAY NEGATIVELY AFFECT YOUR RETURN AND WILL NOT BE OFFSET OR MITIGATED BY A LESSER DECLINE OR ANY POTENTIAL INCREASE IN THE LEVEL OF THE OTHER INDEX. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates and Coupon Payment Dates

Observation Dates†	Coupon Payment Dates†
May 5, 2016	May 9, 2016
August 5, 2016	August 9, 2016
November 7, 2016	November 9, 2016
February 13, 2017	February 15, 2017
May 5, 2017	May 9, 2017
August 7, 2017	August 9, 2017
November 6, 2017	November 8, 2017
February 5, 2018	February 7, 2018
May 8, 2018	May 10, 2018
August 6, 2018	August 8, 2018
November 5, 2018	November 7, 2018
February 5, 2019	February 7, 2019
May 7, 2019	May 9, 2019
August 5, 2019	August 7, 2019
November 5, 2019	November 7, 2019
February 5, 2020	February 7, 2020
May 5, 2020	May 7, 2020
August 5, 2020	August 7, 2020
November 5, 2020	November 9, 2020
February 5, 2021	February 9, 2021
May 5, 2021	May 7, 2021
August 5, 2021	August 9, 2021
November 5, 2021	November 9, 2021
February 7, 2022	February 9, 2022
May 5, 2022	May 9, 2022
August 5, 2022	August 9, 2022
November 7, 2022	November 9, 2022
February 6, 2023	February 8, 2023
May 5, 2023	May 9, 2023
August 7, 2023	August 9, 2023
November 6, 2023	November 8, 2023
February 5, 2024	February 7, 2024
May 7, 2024	May 9, 2024
August 5, 2024	August 7, 2024
November 5, 2024	November 7, 2024
February 5, 2025	February 7, 2025
May 6, 2025	May 8, 2025
August 5, 2025	August 7, 2025
November 5, 2025	November 7, 2025
February 5, 2026 (the Final Valuation Date)	February 11, 2026 (the Maturity Date)

†	The Securities are not callable until the fourth Observation Date, February 13, 2017.

Each of the Observation Dates, and therefore the Coupon Payment Dates, is subject to postponement in the event of a market disruption event and as described under "General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings" and "General Terms of Notes — Postponement of a Payment Date" in the accompanying product supplement no. UBS-1a-I.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-1a-I. In determining our reporting responsibilities we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupons as ordinary income, as described in the section entitled "Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons" in the accompanying product supplement no. UBS-1a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax adviser regarding this issue.

As described above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Coupons is uncertain, and although we believe it is reasonable to take a position that Contingent Coupons are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your Securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities in light of your particular circumstances.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. UBS-1a-I, recently promulgated Treasury regulations imposing a withholding tax on certain "dividend equivalents" under certain "equity linked instruments" will not apply to the Securities.

FATCA. Withholding under legislation commonly referred to as "FATCA" could apply to payments with respect to the Securities that are treated as U.S.-source "fixed or determinable annual or periodical" income ("FDAP Income") for U.S. federal income tax purposes (such as interest, if the Securities are recharacterized, in whole or in part, as debt instruments, or Contingent Coupons if they are otherwise treated as FDAP Income). If the Securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

In the event of any withholding on the Securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in either or both of the Indices. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-1a-I and the "Risk Factors" section of the accompanying underlying supplement no. 1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that JPMorgan Chase will not necessarily repay the full principal amount of the Securities. If the Securities are not called and the closing level of either Index has declined below its Trigger Level on the Final Valuation Date, you will be fully exposed to any depreciation of the Lesser Performing Index from its Initial Index Level to its Final Index Level. In this case, JPMorgan Chase will repay less than the full principal amount at maturity, resulting in a loss of principal that is proportionate to the negative Index Return of the Lesser Performing Index. Under these circumstances, you will lose 1% of your principal for every 1% that the Final Index Level of the Lesser Performing Index is less than its Initial Index Level and could lose your entire principal amount. As a result, your investment in the Securities may not perform as well as an investment in a security that does not have the potential for full downside exposure to either Index.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the Issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	You Are Not Guaranteed Any Contingent Coupons — We will not necessarily make periodic coupon payments on the Securities. If the closing level of either Index on an Observation Date is less than its Coupon Barrier, we will not pay you the Contingent Coupon for that Observation Date even if the closing level of the other Index is greater than or equal to its Coupon Barrier on that Observation Date, and the Contingent Coupon that would otherwise be payable will not be accrued and will be lost. If the closing level of either Index is less than its Coupon Barrier on each of the Observation Dates, we will not pay you any Contingent Coupon during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.
♦	Return on the Securities Limited to the Sum of Any Contingent Coupons and You Will Not Participate in Any Appreciation of Either Index — The return potential of the Securities is limited to the specified Contingent Coupon Rate, regardless of the appreciation of either Index, which may be significant. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the requirements for a Contingent Coupon have been met prior to maturity or an automatic call. Further, if the Securities are called, you will not receive any Contingent Coupons or any other payments in respect of any Observation Dates after the Call Settlement Date. Because the Securities could be called as early as the fourth Observation Date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the risk of decline in the level of each Index, even though you are not able to participate in any potential appreciation of either Index. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in either Index. In addition, if the Securities are not called and the Final Index Level of either Index is below its Trigger Level, you will have a loss on your principal amount and the overall return on the Securities may be less than the amount that would be paid on a conventional debt security of JPMorgan Chase of comparable maturity.
♦	Because the Securities Are Linked to the Lesser Performing Index, You Are Exposed to Greater Risks of No Contingent Coupons and Sustaining a Significant Loss on Your Investment at Maturity Than If the Securities Were Linked to a Single Index — The risk that you will not receive any Contingent Coupons and lose some or all of your initial investment in the Securities at maturity is greater if you invest in the Securities as opposed to substantially similar securities that are linked to the performance of a single Index. With two Indices, it is more likely that the closing level of either Index will be less than its Coupon Barrier on the Observation Dates or less than its Trigger Level on the Final Valuation Date. Therefore it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment at maturity. In addition, the performance of the Indices may not be correlated.
The lower the correlation between two indices, the greater the potential for one of those indices to close below its Coupon Barrier or Trigger Level on an Observation Date or the Final Valuation Date, respectively. See "Correlation of the Indices" below. Although the correlation of the Indices' performance may change over the term of the Securities, the Contingent Coupon Rate is determined, in part, based on the correlation of the Indices' performance, as calculated using JPMS's internal models at the time when the terms of the Securities are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Indices, which reflects a greater potential for loss on your investment at maturity. Furthermore, because the closing level of each Index must be greater than or equal to its Initial Index Level on a quarterly Observation Date (after an initial one-year non-call period) in order for the securities to be automatically called prior to maturity, the Securities are less likely to be automatically called on any Observation Date than if the Securities were linked to a single Index.
♦	You Are Exposed to the Risk of Decline in the Level of Each Index — Your return on the Securities and your payment at maturity, if any, is not linked to a basket consisting of the Indices. If the Securities have not been automatically called, your payment at maturity is contingent upon the performance of each individual Index such that you will be equally exposed to the risks related to either of the Indices.

In addition, the performance of the Indices may not be correlated. Poor performance by any of the Indices over the term of the Securities may negatively affect whether you will receive a Contingent Coupon on any Coupon Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by the other Index. Accordingly, your investment is subject to the risk of decline in the value of each Index.
♦	Your Payment at Maturity May Be Determined By the Lesser Performing Index — Because the payment at maturity will be determined based on the performance of the Lesser Performing Index, you will not benefit from the performance of the other Index. Accordingly, if the Securities have not been automatically called and the Final Index Level of either Index is less than its Trigger Level, you will lose some or all of your principal amount at maturity, even if the Final Index Level of the other Index is greater than or equal to its Initial Index Level.
♦	Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the closing levels of both Indices are above their respective Trigger Levels. If by maturity the Securities have not been called, either JPMorgan Chase will repay you the full principal amount per Security, with or without the Contingent Coupon, or, if either Index closes below its Trigger Level on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount that is proportionate to the decline in the closing level of the Lesser Performing Index from the Trade Date to the Final Valuation Date. This contingent repayment of principal applies only if you hold your Securities to maturity.
♦	The Probability That the Final Index Level of Either Index Will Fall Below Its Coupon Barrier on Any Observation Date or Its Trigger Level on the Final Valuation Date Will Depend on the Volatility of That Index — "Volatility" refers to the frequency and magnitude of changes in level of an Index. Greater expected volatility with respect to an Index reflects a higher expectation as of the Trade Date that the level of that Index could close below its Coupon Barrier on any Observation Date, resulting in the loss of one or more Contingent Coupons or below its Trigger Level on the Final Valuation Date of the Securities, resulting in the loss of some or all of your principal amount. In addition, the Contingent Coupon Rate is a fixed rate and depends in part on this expected volatility. A higher Contingent Coupon Rate is generally associated with greater expected volatility. However, each Index's volatility can change significantly over the term of the Securities. The level of either Index could fall sharply, which could result in a loss of one or more Contingent Coupons and a significant loss of principal.
♦	Reinvestment Risk — If your Securities are called early, the holding period over which you would have the opportunity to receive any Contingent Coupons could be as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the maturity date.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as JPMS's estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to Conflicts of Interest" in the accompanying product supplement no. UBS-1a-I for additional information about these risks.
♦	Each Contingent Coupon Is Based Solely on the Closing Levels of the Indices on the Applicable Observation Date — Whether a Contingent Coupon will be payable with respect to an Observation Date will be based solely on the closing levels of the Indices on that Observation Date. As a result, you will not know whether you will receive a Contingent Coupon until the related Observation Date. Moreover, because each Contingent Coupon is based solely on the closing levels of the Indices on the applicable Observation Date, if the closing level of either Index is less than its Coupon Barrier, you will not receive any Contingent Coupon with respect to that Observation Date, even if the closing level of the other Index is equal to or greater than its Coupon Barrier and even if the closing level of that Index was higher on other days during the period before that Observation Date.
♦	JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS's estimated value is only an estimate using several factors. The original issue price of the Securities will exceed JPMS's estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates — JPMS's estimated value of the Securities is determined by reference to JPMS's internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See "JPMS's Estimated Value of the Securities" in this pricing supplement.

♦	JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS's estimated value of the Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See "Secondary Market Prices of the Securities" in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See "— Lack of Liquidity" below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
♦	any actual or potential change in our creditworthiness or credit spreads;
♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected volatility in the levels of the Indices;
♦	the time to maturity of the Securities;
♦	whether the closing level of either Index has been, or is expected to be, less than its Coupon Barrier on any Observation Date and whether the Final Index Level of either Index is expected to be less than its Trigger Level;
♦	the dividend rates on the equity securities underlying the Indices;
♦	the actual and expected positive or negative correlation between the Indices, or the actual or expected absence of any such correlation;
♦	interest and yield rates in the market generally;
♦	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the EURO STOXX 50® Index trade and the correlation among those rates and the levels of the EURO STOXX 50® Index; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	Investing in the Securities Is Not Equivalent to Investing in the Stocks Composing the Indices — Investing in the Securities is not equivalent to investing in the stocks included in the Indices. As an investor in the Securities, you will not have any ownership interest or rights in the stocks included in the Indices, such as voting rights, dividend payments or other distributions.
♦	We Cannot Control Actions by the Sponsor of Either Index and That Sponsor Has No Obligation to Consider Your Interests — We and our affiliates are not affiliated with the sponsor of either Index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of that Index. The index sponsor of each Index is not involved in these Security offerings in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦	Your Return on the Securities Will Not Reflect Dividends on the Stocks Composing the Indices — Your return on the Securities will not reflect the return you would realize if you actually owned the stock included in the Indices and received the dividends on the stock included in the Indices. This is because the calculation agent will determine whether the Securities will be called and whether a Contingent Coupon is payable. The calculation agent will calculate the amount payable to you at maturity of the Securities by reference to the closing level of each Index on the relevant Observation Date, without taking into consideration the value of dividends on the stock included in that Index.
♦	No Assurances That the Investment View Implicit in the Securities Will Be Successful — While the Securities are structured to provide for Contingent Coupons if each Index does not close below its Coupon Barrier on the Observation Dates, we cannot assure you of the economic environment during the term or at maturity of your Securities.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the Indices and could affect the level of an Index, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Level of an Index — Trading or transactions by JPMorgan Chase & Co. or its affiliates in an Index and/or over-the-counter options, futures or other instruments with returns linked to the performance of an Index may adversely affect the level of that Index and, therefore, the market value of the Securities.
♦	The Final Terms and Valuation of the Securities Will Be Finalized on the Trade Date and Provided in the Pricing Supplement — The final terms of the Securities will be based on relevant market conditions when the terms of the Securities are set and will be finalized on the Trade Date and provided in the pricing supplement. In particular, each of JPMS's estimated value and the Contingent Coupon Rate will be finalized on the Trade Date and provided in the pricing supplement, and each may be as low as the applicable minimum set forth on the cover of this pricing supplement. Accordingly, you should consider your potential investment in the Securities based on the minimums for JPMS's estimated value and the Contingent Coupon Rate.

Risks Relating to the Indices

♦	Non-U.S. Securities Risk with Respect to the EURO STOXX 50® Index — The equity securities included in the EURO STOXX 50® Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC.
♦	No Direct Exposure to Fluctuations in Foreign Exchange Rates with Respect to the EURO STOXX 50® Index — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the Index are based, although any currency fluctuations could affect the performance of the EURO STOXX 50® Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment on the Securities.
♦	An Investment in the Securities is Subject to Risks Associated with Small Capitalization Stocks with Respect to the Russell 2000® Index — The equity securities included in the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Hypothetical Examples

The examples below illustrate the hypothetical payments on a Coupon Payment Date, upon an automatic call or at maturity under different hypothetical scenarios for a $10.00 Security on an offering of the Securities, with the assumptions set forth below.* We cannot predict the closing level of either Index on any day during the term of the Securities, including on any Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. In these examples, we refer to the EURO STOXX 50® Index and the Russell 2000® Index as the "SX5E Index" and the "RTY Index," respectively.

Principal Amount:	$10.00
Term:	Approximately 10 years (unless earlier called)
Hypothetical Initial Index Level:	100.00 for the SX5E Index and 100.000 for the RTY Index
Hypothetical Contingent Coupon Rate:	9.325% per annum (or 2.331% per quarter) (based on the midpoint of the range of 9.00% to 9.65%)
Observation Dates:	Quarterly (callable after one year)
Hypothetical Trigger Level:	50.00 for the SX5E Index and 50.000 for the RTY Index (which, with respect to each Index, is 50% of the hypothetical Initial Index Level of that Index)
Hypothetical Coupon Barrier:	70.00 for the SX5E Index and 70.000 for the RTY Index (which, with respect to each Index, is 70% of the hypothetical Initial Index Level of that Index)

*	Terms used for purposes of these hypothetical examples may not represent the actual Contingent Coupon Rate, Initial Index Levels, Coupon Barriers or Trigger Levels. The actual Contingent Coupon Rate will be finalized on the Trade Date and provided in the pricing supplement. If the actual Contingent Coupon Rate is less than the assumed Contingent Coupon Rate specified above, the payments on the Securities may be less than the amounts shown below. The hypothetical Initial Index Levels of 100.00 for the SX5E Index and 100.000 for the RTY Index have been chosen for illustrative purposes only and may not represent a likely actual Initial Index Level for either Index. The actual Initial Index Level and resulting Trigger Level and Coupon Barrier of each Index will be based on the closing level of that Index on the Trade Date. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under the sections titled "The EURO STOXX 50® Index" and "The Russell 2000® Index" below.

The examples below are purely hypothetical. These examples are intended to illustrate (a) under what circumstances the Securities will be subject to an automatic call, (b) how the payment of a Contingent Coupon with respect to any Observation Date will depend on whether the closing level of either Index on that Observation Date is less than its Coupon Barrier, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Index Level of either Index is less than its Trigger Level and /or its Coupon Barrier and (d) how the total return on the Securities may be less than the total return on a direct investment in either or both Indices in certain scenarios. The "total return" as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per $10.00 principal amount Security over the term of the Securities to the $10.00 initial issue price.

Example 1 — Securities Are Automatically Called on the Fourth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 105.00 RTY Index: 110.000	Closing level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.2331 on first Coupon Payment Date.
Second Observation Date	SX5E Index: 80.00 RTY Index: 60.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.
Third Observation Date	SX5E Index: 60.00 RTY Index: 80.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of SX5E Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth Observation Date	SX5E Index: 110.00 RTY Index: 115.000	Closing level of each Index at or above its Initial Index Level; Securities are automatically called; Issuer repays principal plus pays Contingent Coupon of $0.2331 on Call Settlement Date.
Total Payments (per $10.00 Security):		Payment on Call Settlement Date:	$10.2331 ($10.00 + $0.2331)
		Prior Contingent Coupons:	$0.2331 ($0.2331 × 1)
		Total:	$10.4662
		Total Return:	4.662%

Because the closing level of each Index is greater than or equal to its Initial Index Level on the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are automatically called on that Observation Date. The Issuer will pay you on the Call Settlement Date $10.2331 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date. No further amounts will be owed to you under the Securities.

In addition, because the closing level of each Index was greater than or equal to its Coupon Barrier on the first Observation Date, JPMorgan Chase will pay the Contingent Coupon of $0.2331 on the first Coupon Payment Date. However, because the closing level of at least one Index was less than its Coupon Barrier on the second and third Observation Dates, JPMorgan Chase will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, JPMorgan Chase will have paid a total of $ 10.4662 per $10.00 principal amount Security for a 4.662% total return over the shortened one (1) year term of the Securities as a result of the automatic call.

Example 2 — Securities Are NOT Automatically Called and the Final Index Level of Each Index Is Above Its Trigger Level and Coupon Barrier

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 115.00 RTY Index: 110.000	Closing level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.2331 on first Coupon Payment Date.
Second Observation Date	SX5E Index: 80.00 RTY Index: 75.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.2331 on second Coupon Payment Date.
Third Observation Date	SX5E Index: 85.00 RTY Index: 60.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth to Thirty-Ninth Observation Dates	Various (below Coupon Barrier)	Closing level of each Index below its Initial Index Level; Securities NOT automatically called. Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.
Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 110.00 RTY Index: 80.000	Closing level of RTY Index below its Initial Index Level; Securities NOT automatically called. Final Index Level of each Index above its Trigger Level and Coupon Barrier; Issuer repays principal plus pays Contingent Coupon of $0.2331 on Maturity Date.
Total Payments (per $10.00 Security):		Payment at Maturity:	$10.2331 ($10.00 + $0.2331)
		Prior Contingent Coupons:	$ 0.4662 ($0.2331 × 2)
		Total:	$ 10.6993
		Total Return:	6.993%

Because the closing level of at least one Index was less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of each Index is greater than or equal to its Trigger Level and Coupon Barrier, JPMorgan Chase will pay you on the Maturity Date $10.2331 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

In addition, because the closing level of each Index was greater than or equal to its Coupon Barrier on the first and second Observation Dates, JPMorgan Chase will pay the Contingent Coupon of $0.2331 on the first and second Coupon Payment Dates. However, because the closing level of at least one Index was less than its Coupon Barrier on the third through thirty-ninth Observation Dates, JPMorgan Chase will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, JPMorgan Chase will have paid a total of $ 10.6993 per $10.00 principal amount Security for a 6.993% total return over the approximately ten (10) year term of the Securities.

Example 3 — Securities Are NOT Automatically Called and the Final Index Level of Each Index Is Above Its Trigger Level but the Final Index Level of Either Index Is Below Its Coupon Barrier

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 115.00 RTY Index: 110.000	Closing level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.2331 on first Coupon Payment Date.
Second Observation Date	SX5E Index: 80.00 RTY Index: 75.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.2331 on second Coupon Payment Date.
Third Observation Date	SX5E Index: 105.00 RTY Index: 60.000	Closing level of RTY Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth to Thirty-Ninth Observation Dates	Various (below Coupon Barrier)	Closing level of each Index below its Initial Index Level; Securities NOT automatically called. Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.
Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 110.00 RTY Index: 60.000	Closing level of RTY Index below its Initial Index Level; Securities NOT automatically called. Final Index Level of each Index above its Trigger Level; Final Index Level of RTY Index below its Coupon Barrier; Issuer repays principal on Maturity Date.
Total Payments (per $10.00 Security):		Payment at Maturity:	$10.00
		Prior Contingent Coupons:	$0.4662 ($0.2331 × 2)
		Total:	$10.4662
		Total Return:	4.662%

Because the closing level of at least one Index was less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of each Index is greater than or equal to its Trigger Level and the Final Index Level of at least one Index is less than its Coupon Barrier, JPMorgan Chase will pay you on the Maturity Date $10.00 per $10.00 principal amount Security, which is equal to your principal amount.

In addition, because the closing level of each Index was greater than or equal to its Coupon Barrier on the first and second Observation Dates, JPMorgan Chase will pay the Contingent Coupon of $0.2331 on the first and second Coupon Payment Dates. However, because the closing level of at least one Index was less than its Coupon Barrier on the third through thirty-ninth Observation Dates, JPMorgan Chase will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, JPMorgan Chase will have paid a total of $10.4662 per $10.00 principal amount Security for a 4.662% total return over the approximately ten (10) year term of the Securities.

Example 4 — Securities Are NOT Automatically Called and the Final Index Level of Either Index Is Below Its Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 55.00 RTY Index: 60.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on first Coupon Payment Date.
Second Observation Date	SX5E Index: 105.00 RTY Index: 60.000	Closing level of the RTY Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.
Third Observation Date	SX5E Index: 90.00 RTY Index: 60.000	Closing level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth to Thirty-Ninth Observation Dates	Various (below Coupon Barrier)	Closing level of each Index below its Initial Index Level; Securities NOT automatically called. Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.
Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 45.00 RTY Index: 110.000	Closing level of SX5E Index below its Initial Index Level; Securities NOT automatically called. Closing level of SX5E Index below its Coupon Barrier and Trigger Level; Issuer DOES NOT pay Contingent Coupon on Maturity Date, and Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Lesser Performing Index.
Total Payments (per $10.00 Security):		Payment at Maturity:	$4.50
		Prior Contingent Coupons:	$0.00
		Total:	$4.50
		Total Return:	-55.00%

Because the closing level of at least one Index is less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of at least one Index is less than its Trigger Level on the Final Valuation Date, at maturity, JPMorgan Chase will pay you a total of $4.50 per $10.00 principal amount Security, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Lesser Performing Index Return)

Step 1: Determine the Index Return of each Index:

Index Return of the SX5E Index:

(Final Index Level - Initial Index Level)	=	45.00 - 100.00	= -55.00%
Initial Index Level		100.00

Index Return of the RTY Index:

(Final Index Level - Initial Index Level)	=	110.000 - 100.000	= 10.00%
Initial Index Level		100.000

Step 2: Determine the Lesser Performing Index. The SX5E Index is the Index with the lower Index Return.

Step 3: Calculate the Payment at Maturity:

$10.00 × (1 + Lesser Performing Index Return) = $10.00 × (1 + -55.00%) = $4.50

In addition, because the closing level of at least one Index is less than its Coupon Barrier on each Observation Date, JPMorgan Chase will not pay any Contingent Coupons over the term of the Securities. Accordingly, JPMorgan Chase will have paid a total of $4.50 per $10.00 principal amount Security for a -55.00% total return over the approximately ten (10) year term of the Securities.

The Indices

Included on the following pages is a brief description of the Indices. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing levels of each Index. This information given below is for the four calendar quarters in each of 2011, 2012, 2013, 2014 and 2015. Partial data is provided for the first calendar quarter of 2016. We obtained the closing levels information set forth below from the Bloomberg Professional® service ("Bloomberg"), without independent verification. You should not take the historical levels of either Index as an indication of future performance.

The EURO STOXX 50® Index

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the "Licensors"), which are used under license. The Securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the EURO STOXX 50® Index, see the information set forth under "Equity Index Descriptions — The EURO STOXX 50® Index" in the accompanying underlying supplement no. 1a-I.

Historical Information Regarding the EURO STOXX 50® Index

The following table sets forth the quarterly high and low closing levels of the EURO STOXX 50® Index, based on daily closing levels of the Index as reported by Bloomberg, without independent verification. The closing level of the EURO STOXX 50® Index on January 28, 2016 was 2,979.42. The actual Initial Index Level of the EURO STOXX 50® Index will be the closing level of the Index on the Trade Date. We obtained the closing levels of the EURO STOXX 50® Index above and below from Bloomberg, without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2011	3/31/2011		3,068.00	2,721.24	2,910.91
4/1/2011	6/30/2011		3,011.25	2,715.88	2,848.53
7/1/2011	9/30/2011		2,875.67	1,995.01	2,179.66
10/1/2011	12/31/2011		2,476.92	2,090.25	2,316.55
1/1/2012	3/31/2012		2,608.42	2,286.45	2,477.28
4/1/2012	6/30/2012		2,501.18	2,068.66	2,264.72
7/1/2012	9/30/2012		2,594.56	2,151.54	2,454.26
10/1/2012	12/31/2012		2,659.95	2,427.32	2,635.93
1/1/2013	3/31/2013		2,749.27	2,570.52	2,624.02
4/1/2013	6/30/2013		2,835.87	2,511.83	2,602.59
7/1/2013	9/30/2013		2,936.20	2,570.76	2,893.15
10/1/2013	12/31/2013		3,111.37	2,902.12	3,109.00
1/1/2014	3/31/2014		3,172.43	2,962.49	3,161.60
4/1/2014	6/30/2014		3,314.80	3,091.52	3,228.24
7/1/2014	9/30/2014		3,289.75	3,006.83	3,225.93
10/1/2014	12/31/2014		3,277.38	2,874.65	3,146.43
1/1/2015	3/30/2015		3,731.35	3,007.91	3,697.38
4/1/2015	6/30/2015		3,828.78	3,424.30	3,424.30
7/1/2015	9/30/2015		3,686.58	3,019.34	3,100.67
10/1/2015	12/31/2015		3,506.45	3,069.05	3,267.52
1/1/2016	1/28/2016	*	3,178.01	2,882.59	2,979.42

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2016 includes data for the period from January 1, 2016 through January 28, 2016. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.

The graph below illustrates the daily performance of the EURO STOXX 50® Index from January 3, 2006 through January 28, 2016, based on information from Bloomberg, without independent verification. The dotted lines represent a hypothetical Trigger Level of 1,489.71 and a hypothetical Coupon Barrier of 2,085.59, equal to 50% and 70%, respectively, of the closing level of the EURO STOXX 50® Index on January 28, 2016. The actual Trigger Level and Coupon Barrier will be based on the closing level of the EURO STOXX 50® Index on the Trade Date (the Initial Index Level) and will equal 50% and 70%, respectively, of the Initial Index Level of the EURO STOXX 50® Index.

Past performance of the Index is not indicative of the future performance of the EURO STOXX 50® Index.

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under "Equity Index Descriptions — The Russell Indices" in the accompanying underlying supplement no. 1a-I.

Historical Information Regarding the Russell 2000® Index

The following table sets forth the quarterly high and low closing levels of the Russell 2000® Index, based on daily closing levels of the Index as reported by Bloomberg, without independent verification. The closing level of the Russell 2000® Index on January 28, 2016 was 1,003.273. The actual Initial Index Level of the Russell 2000® Index will be the closing level of the Index on the Trade Date. We obtained the closing levels of the Russell 2000® Index above and below from Bloomberg, without independent verification. Although Russell Investments publishes the closing levels of the Russell 2000® Index to six decimal places, Bloomberg publishes the closing levels of the Russell 2000® Index to only three decimal places. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2011	3/31/2011		843.549	773.184	843.549
4/1/2011	6/30/2011		865.291	777.197	827.429
7/1/2011	9/30/2011		858.113	643.421	644.156
10/1/2011	12/31/2011		765.432	609.490	740.916
1/1/2012	3/31/2012		846.129	747.275	830.301
4/1/2012	6/30/2012		840.626	737.241	798.487
7/1/2012	9/30/2012		864.697	767.751	837.450
10/1/2012	12/31/2012		852.495	769.483	849.350
1/1/2013	3/31/2013		953.068	872.605	951.542
4/1/2013	6/30/2013		999.985	901.513	977.475
7/1/2013	9/30/2013		1,078.409	989.535	1,073.786
10/1/2013	12/31/2013		1,163.637	1,043.459	1,163.637
1/1/2014	3/31/2014		1,208.651	1,093.594	1,173.038
4/1/2014	6/30/2014		1,192.964	1,095.986	1,192.964
7/1/2014	9/30/2014		1,208.150	1,101.676	1,101.676
10/1/2014	12/31/2014		1,219.109	1,049.303	1,204.696
1/1/2015	3/30/2015		1,266.373	1,154.709	1,252.772
4/1/2015	6/30/2015		1,295.799	1,215.417	1,253.947
7/1/2015	9/30/2015		1,273.328	1,083.907	1,100.688
10/1/2015	12/31/2015		1,204.159	1,097.552	1,135.889
1/1/2016	1/28/2016	*	1,110.439	994.869	1,003.273

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2016 includes data for the period from January 1, 2016 through January 28, 2016. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.

The graph below illustrates the daily performance of the Russell 2000® Index from January 3, 2006 through January 28, 2016, based on information from Bloomberg, without independent verification. The dotted lines represent a hypothetical Trigger Level of 501.637 and a hypothetical Coupon Barrier of 702.291, equal to 50% and 70%, respectively, of the closing level of the Russell 2000® Index on January 28, 2016. The actual Trigger Level and Coupon Barrier will be based on the closing level of the Russell 2000® Index on the Trade Date (the Initial Index Level) and will equal 50% and 70%, respectively, of the Initial Index Level of the Russell 2000® Index.

Past performance of the Index is not indicative of the future performance of the Russell 2000® Index.

Correlation of the Indices

The graph below illustrates the daily performance of the EURO STOXX 50® Index and the Russell 2000® Index from January 2, 2006 through January 28, 2016. For comparison purposes, each Index has been normalized to have a closing level of 100.00 on January 2, 2006 by dividing the closing level of that Index on each day by the closing level of that Index on January 2, 2006 and multiplying by 100.00. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

Past performance of the Indices is not indicative of the future performance of the Indices.

The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices were similar to each other over a given period in terms of timing and direction (i.e., positive or negative). Set forth below is a table that provides the correlation of each pair of Indices, calculated based on the quarterly returns of the Indices from January 28, 2006 through January 28, 2016, based on information from Bloomberg, without independent verification. You should not take the historical correlations of the Indices as an indication of future correlation.

	EURO STOXX 50® Index	Russell 2000® Index
EURO STOXX 50® Index	—	0.821
Russell 2000® Index	0.821	—

A correlation of 1.000 for a pair of Indices represents a perfect positive correlation. This means that the closing levels of that pair of Indices have moved in the same direction and the ratio of their daily returns has been constant. A correlation of -1.000 for a pair of Indices represents a perfect negative correlation. This means that the closing levels of that pair of Indices have moved in the opposite direction and the ratio of their daily returns has been constant. A correlation of 0.000 for a pair of Indices means that the Indices are uncorrelated. This means that there is no statistical relationship between the daily returns of that pair of Indices. The closer the correlation of a pair of Indices is to 1.000, the more positively correlated those Indices are. The closer the correlation of a pair of Indices is to -1.000, the more negatively correlated those Indices. The closer the correlation of a pair of Indices is to 0.000, the less correlated those Indices are. The lower the correlation between two Indices, the greater the potential for one of those Indices to close below its Coupon Barrier or Trigger Level on any Observation Date or the Final Valuation Date, respectively.

The correlations set forth above are based on the historical performance of the Index, and you should not take those historical correlations as an indication of future correlation. In addition, the correlations set forth above are not the same as the correlations referenced in setting the terms of the notes. The correlations referenced in setting the terms of the Securities are calculated using JPMS' internal models and are not derived from the daily returns of the Indices over the period set forth above. Although the correlation of the Indices' performance may change over the term of the Securities, the Contingent Coupon Rate is determined, in part, based on the correlations of the Indices' performance calculated using JPMS' internal models at the time when the terms of the Securities are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Indices, which reflects a greater potential for missed Contingent Coupons and for a loss on your investment at maturity.

Supplemental Plan of Distribution

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Supplemental Use of Proceeds" in this pricing supplement and "Use of Proceeds and Hedging" beginning on page PS-43 of the accompanying product supplement no. UBS-1a-I.

JPMS's Estimated Value of the Securities

JPMS's estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS's estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS's internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS's estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."

JPMS's estimated value of the Securities will be lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities" in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see "Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors" in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to twelve months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See "Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period."

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See "Hypothetical Examples" in this pricing supplement for an illustration of the risk-return profile of the Securities and "The Indices" in this pricing supplement for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to JPMS's estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.